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$9 $9 $8 $7 $8 $6 $4 $3 $(59) $(58) 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20

$636 $1,292 $629 $618 $1,265 $592 $592 $1,228 $1,203 $1,208 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 46.9% 45.4% 45.0% 44.7% 44.5% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20

35.6% 35.0% 35.1% 34.8% $113 33.3% $112 $110 $110 $111 $4 $3 $4 $4 $5 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 $108 $109 $106 $106 $107 Net Interest Income 29.5% Net Interest Margin 29.0% 29.2% 29.1% 27.6% $94 $94 $97 $98 $95 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 Interest Income Other Revenue 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20

$350 $140 Allowance for Credit Losses 23.0% $300 Reserve Ratio $120 16.3% 18.0% $108 $250 12.5% 12.3% 12.3% 12.2% 13.0% $100 $206 $200 8.0% $80 $147 $146 $148 $151 $150 3.0% $60 $100 -2.0% $43 $43 $43 $44 $40 $50 -7.0% $20 $0 -12.0% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 90+ calendar days past due 15-89 calendar days past due 15.8% 15.1% 10.3% 13.7% 13.5% 9.0% 12.2% 8.7% 8.5% 8.5% 4.0% 3.8% 3.3% 3.6% 3.8% 6.3% 5.4% 4.9% 4.7% 5.2% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20

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7.0% $15.0 $962 6.0% $884 $851 5.4% 5.5% $839 $835 5.3% $13.0 4.8% 4.8% 5.0% $11.6 $11.3 $11.4 $11.3 4.0% $11.0 $10.7 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 3.0% $9.0 2.0% 4.6x $7.0 1.0% 2.9x 2.7x 2.5x 2.6x $5.0 0.0% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 Funding Cost Cost of Funds Rate 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20

$121 83% $1,600 72% 72% 80% 69% 68% $60 $59 $59 $56 $1,400 60% $1,296 $1,279 $1,273 $1,228 $1,187 $1,200 40% $222 $419 $356 $379 20% $1,000 $337 $105 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 $40 $20 0% $20 $800 $225 $350 $225 $225 $350 -20% $600 Equity 30% 27% -40%$500 25% 26% Equity/Assets 24% 25% $400 -60%$400 $633 $605 $604 $596 $333 $333 20% $533 $312 $311 17% $200 $300 -80% 15% $227 $200 $0 -100% 10% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 $100 5% Warehouse Securitization Corporate Debt Excess Capacity Capacity Utilization $0 0% 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20

47% 49% 44% 46% 46% 47% 44% 44% 45% $54 41% $52 $52 $51 $48 $52 $17 $49 $49 $50 $16 $16 $16 $14 $45 $16 $15 $15 $15 $7 $12 $6 $5 $7 $7 $7 $6 $5 $6 $7 $17 $18 $17 $16 $16 $16 $17 $16 $16 $16 $12 $13 $12 $13 $12 $11 $13 $12 $13 $12 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 1Q '19 2Q '19 3Q '19 4Q '19 1Q '20 S&M T&A P&S G&A S&M T&A P&S G&A

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